Exhibit 5.1

October 15, 2009

Board of Directors

Prospect Acquisition Corp.

9130 Galleria Court, Suite 318

Naples, Florida 34109

Gentlemen:

We have acted as counsel to Prospect Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of up to 26,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Prospect Common Stock”) issuable in connection with the merger (the “Merger”) of KW Merger Sub Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Kennedy-Wilson, Inc., a Delaware corporation (“Kennedy-Wilson”), with Kennedy-Wilson remaining as the surviving corporation and as a wholly-owned subsidiary of the Company.

In connection with this opinion, we have examined originals or copies of the following documents:

(a)           the amended and restated certificate of incorporation and the amended and restated bylaws of the Company;

(b)           minutes and records of the corporate proceedings of the Company with respect to the issuance of the Prospect Common Stock and related matters;

(c)           the Registration Statement on Form S-4, Number 333-162116 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Act for the purpose of registering the Prospect Common Stock, and all exhibits and appendices thereto, including the Agreement and Plan of Merger, dated as of September 8, 2009 (the “Merger Agreement”), by and among the Company, Merger Sub and Kennedy-Wilson; and

(e)           such other documents as we have deemed necessary or appropriate to enable us to render the opinion expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In rendering the opinion expressed below, we have assumed the genuineness of all signatures on all documents that we examined, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) material to this opinion and as to the content and form of the amended and restated certificate of incorporation, the amended and restated bylaws, minutes, records, resolutions and other documents or writings of the Company, its board of directors or its stockholders, we have relied entirely upon a certificate of an officer of the Company and have assumed, without independent inquiry, the accuracy of such certificate.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and we express no opinion with respect to any other laws. Our opinion is based on these laws as in effect on the effective date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur. This opinion is limited to the matters described herein and is not to be read as an opinion with respect to any other matter.  This opinion letter may not be quoted, filed with any governmental authority or other regulatory agency, or otherwise circulated or utilized for any purpose without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, if and when the Prospect Common Stock is issued and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as contemplated by the Registration Statement, the Prospect Common Stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the related prospectus.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP